Nuveen Enhanced Corporate Opportunities Fund N-2A

Exhibit 99.a.2

CERTIFICATE OF NAME CHANGE AMENDMENT

OF

NUVEEN ENHANCED FLOATING RATE INCOME FUND

The undersigned, being a majority of the Trustees of Nuveen Enhanced Floating Rate Income Fund (the “Trust”), acting pursuant to the authority granted to the Trustees under Article XIII, Section 4(ii) of the Declaration of Trust made on the 16th day of November 2023 by the Trustees thereunder (the “Declaration”), do hereby amend the Declaration, effective the 29th day of April, 2026, as follows:

1.	Section 1 of Article I of the Declaration is amended to read in its entirety as follows:

Section 1. Name. This Trust shall be known as the "Nuveen Enhanced Corporate Opportunities Fund," and the Trustees shall conduct the business of the Trust under that name or any other name as they may from time to time determine.

All references to the name of the Trust in the Declaration are hereby amended accordingly.

2.	Except as amended hereby, the Declaration remains in full force and effect.

IN WITNESS WHEREOF, the undersigned, being a majority of the Trustees of the Trust, have executed this instrument as of this 29th day of April, 2026.

/s/ Thomas Kenny	/s/ Joseph A. Boateng

Thomas Kenny	Joseph A. Boateng,

as Trustee	as Trustee

333 West Wacker Drive	333 West Wacker Drive

Chicago, Illinois 60606	Chicago, Illinois 60606

/s/ Albin F. Moschner	/s/ John K. Nelson

Albin F. Moschner,	John K. Nelson,

as Trustee	as Trustee

333 West Wacker Drive	333 West Wacker Drive

Chicago, Illinois 60606	Chicago, Illinois 60606

/s/ Michael A. Forrester	/s/ Amy B.R. Lancellotta

Michael A. Forrester,	Amy B.R. Lancellotta,

as Trustee	as Trustee

333 West Wacker Drive	333 West Wacker Drive

Chicago, Illinois 60606	Chicago, Illinois 60606

/s/ Matthew Thornton III	/s/ Terence J. Toth

Matthew Thornton III,	Terence J. Toth,

as Trustee	as Trustee

333 West Wacker Drive	333 West Wacker Drive

Chicago, Illinois 60606	Chicago, Illinois 60606

/s/ Margaret L. Wolff	/s/ Robert L. Young

Margaret L. Wolff,	Robert L. Young,

as Trustee	as Trustee

333 West Wacker Drive	333 West Wacker Drive

Chicago, Illinois 60606	Chicago, Illinois 60606

/s/ Joanne T. Medero	/s/ Loren M. Starr

Joanne T. Medero,	Loren M. Starr,

as Trustee	as Trustee

333 West Wacker Drive	333 West Wacker Drive

Chicago, Illinois 60606	Chicago, Illinois 60606